Exhibit 10.23



                            DOMINION RESOURCES, INC.

                   DIRECTORS' DEFERRED CASH COMPENSATION PLAN








                             As Amended and Restated
                           Effective December 21, 1998





                              For the Directors of:

                            Dominion Resources, Inc.
                       Virginia Electric and Power Company
                             Dominion Capital, Inc.
                              Dominion Energy, Inc.



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                                TABLE OF CONTENTS


Section                                                                    Page


1.          PURPOSE.........................................................  1

2.          DEFINITIONS.....................................................  1

3.          PARTICIPATION...................................................  4

4.          DEFERRAL ELECTION...............................................  4

5.          EFFECT OF NO ELECTION............................................ 6

6.          DEFERRED CASH BENEFITS..........................................  6

7.          DEFERRED STOCK BENEFITS.......................................... 7

8.          DISTRIBUTION OF DEFERRED BENEFITS................................ 8

9.          HARDSHIP DISTRIBUTIONS.......................................... 10

10.         COMPANY'S OBLIGATION............................................ 11

11.         CONTROL BY PARTICIPANT.......................................... 12

12.         CLAIMS AGAINST PARTICIPANT'S BENEFITS........................... 12

13.         AMENDMENT OR TERMINATION........................................ 12

14.         NOTICES......................................................... 13

15.         WAIVER.......................................................... 13

16.         CONSTRUCTION.................................................... 13

17.         CORPORATE AND COMMITTEE ACTIONS AND RESPONSIBILITIES............ 13




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1.          PURPOSE. The Dominion Resources, Inc. Director's Deferred
            Compensation Plan (the "Plan"), is intended to constitute a deferred compensation plan for directors' fees in accordance with Revenue Ruling 71-419, 1971-2 C.B. 220.

2. DEFINITIONS. The following definitions apply to this Plan and to the Deferral Election Forms.

            (a) Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant as allowed in subsection 8(C)to receive Deferred Benefits. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the benefit, the Participant's Beneficiary is the first of the following who survives the Participant: a Participant's spouse (the person legally married to the Participant when the Participant dies); the Participant's children in equal shares and the Participant's other surviving issue, per stirpes; the Participant's parents; and the Participant's estate.

            (b) Beneficiary Designation Form means a form acceptable to the Chairman of the Committee or his designee used by a Participant according to this Plan to name the Participant's Beneficiary or Beneficiaries who will receive Deferred Benefits under this Plan on account of the Participant's death.

            (c) Board means the board of directors of the Company, according to law and to each entity's governing documents.

            (d) Committee means the Organization and Compensation Committee of Dominion in the case of a DRI Participant or his Beneficiary, and the Organization and Compensation Committee of Virginia Electric and Power Company, in the case of a Virginia Power Participant or his Beneficiary; provided, however, that all determinations involving the Deferred Stock Account of a Participant who is not an Unrestricted Participant shall be subject to the approval of the Organization and Compensation Committee of Dominion.

            (e) Company means Dominion Resources, Inc; Virginia Electric and Power Company; and any of their affiliates that with approval of the board of directors of Dominion Resources, Inc. adopt or have adopted this Plan; any successor business by merger, purchase, or otherwise that maintains the Plan; or any predecessor business or employer that has maintained the Plan.

            (f) Compensation means a Director's Meeting Fees and Retainer Fees for the Deferral Year.


            (g) Deferral Election Form means a document governed by the provisions of section 4 of this Plan, including the portion that is the Distribution Election Form and the related Beneficiary Designation Form that applies to all of that Participant's Deferred Benefits under the Plan.

            (h) Deferral Year means a calendar year for which a Director has an operative Deferral Election Form.

            (i) Deferred Benefit means either a Deferred Cash Benefit or a Deferred Stock Benefit under the Plan for a Participant who has submitted an operative Deferral Election Form pursuant to section 4 of this Plan.


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            (j)         Deferred Cash Account means that bookkeeping record
                        established for each Participant who elects a Deferred Cash Benefit under this Plan. A Deferred Cash Account is established only for purposes of measuring a Deferred Cash Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Cash Benefit. A Deferred Cash Account will be credited with the Participant's Compensation deferred as a Deferred Cash Benefit according to a Deferral Election Form and according to section 6 of this Plan. A Deferred Cash Account will be credited periodically with amounts based upon interest rates established by the Committee under subsection 6(b) of this Plan.

            (k) Deferred Cash Benefit means the Deferred Benefit elected by a Participant under section 4 that results in payments governed by sections 6 and 8 of this Plan.

            (l) Deferred Stock Account means that bookkeeping record established for each Participant who elects a Deferred Stock Benefit under this Plan. A Deferred Stock Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account will be credited with the Participant's Compensation deferred as a Deferred Stock Benefit according to a Deferral Election Form and according to section 7 of this Plan. A Deferred Stock Account will be credited periodically with amounts determined by the Committee under subsection 7(b) of this Plan.

            (m) Deferred Stock Benefit means the Deferred Benefit elected by a Participant under section 4 that results in payments governed by sections 7 and 8 of this Plan.


            (n) Director means a duly elected or appointed member of the Board who is eligible to participate in this Plan according to criteria which may from time to time be adopted by that Company.

            (o) Distribution Election Form means that part of a Deferral Election Form used by a Participant according to this Plan to establish the duration of deferral and the frequency of payments of a Deferred Benefit. If a Deferred Benefit has no Distribution Election Form that is operative according to section 4 of this Plan, distribution of that Deferred Benefit is governed by section 8(b) of this Plan.

            (p)         Dominion means Dominion Resources, Inc.

            (q) DRI Participant means a Participant to the extent that the Participant deferred Compensation under this Plan that was payable by Dominion or another Company that is a nonregulated subsidiary of Dominion.

            (r) Election Date means the date established by this Plan as the date before which a Director must submit a valid Deferral Election Form to the Committee. For each Deferral Year, the Election Date is December 31 of the preceding calendar year. However, for an individual who becomes a Director during a Deferral Year, the Election Date is the thirtieth day following the date that he becomes a Director. Despite the two preceding sentences, the Committee may set an earlier date as the Election Date for any Deferral Year.


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            (s)         Meeting Fees means the portion of a Director's
                        Compensation that is based upon the Director's attendance at Board meetings and meetings of the Company's committees, according to the Company's established rules and procedures for compensating Directors.

            (t) Participant means, with respect to any Deferral Year, a Director whose Deferral Election Form is operative for that Deferral Year.

            (u) Plan means the Dominion Resources, Inc. Directors' Deferred Compensation Plan.

            (v) Retainer Fee means that portion of a Director's Cash Compensation that is fixed and paid without regard to the Director's attendance at meetings.

            (w) Terminate, Terminating, or Termination, with respect to a Participant, mean cessation of the Participant's relationship with the Company as a Director whether by death, disability or severance for any other reason. Unless the Committee determines otherwise in its sole discretion, Terminate, Terminating, or Termination do not include situations where the Participant continues to be employed by a Company or a Director on the Board of a Company.

            (x) Unrestricted Participant means a Participant who is not subject to the reporting requirements and other provisions of Section 16 of the Securities Exchange Act of 1934 with respect to Dominion.

            (y) Virginia Power Participant means a Participant to the extent that the Participant deferred Compensation under this Plan that was payable by Virginia Electric and Power Company.

3. PARTICIPATION. A Member becomes a Participant with respect to a Deferred Benefit by filing a valid Deferral Election Form according to section 4 on or before the Election Date for that Deferral Year, but only if his Deferral Election Form is operative according to section 4.

4. DEFERRAL ELECTION. A deferral election is valid when a Deferral Election Form is completed, signed by the electing Director, and received by the Committee Chairman or the Committee Chairman's delegate. Deferral elections are governed by the provisions of this section.

            (a) A Participant may elect a Deferred Benefit for any Deferral Year if that person is a Director at the beginning of that Deferral Year or becomes a Director during that Deferral Year.

            (b) Before each Deferral Year's Election Date, each Director will be provided with a Deferral Election Form and a Beneficiary Designation Form. Under the Deferral Election Form for a single Deferral Year, a Director may elect on or before the Election Date to defer the receipt of all or part of the Director's Retainer Fee (in 10% increments) or the Director's Meeting Fees (in 10% increments), or both for the Deferral Year. Under the Deferral Election Form for a single Deferral Year, a Director may elect on or before the Election Date to defer receipt of all or part of the Director's Retainer Fee (in 10% increments) payable in specified calendar quarters of the Deferral Year or all or part of the Director's Meeting Fees (in 10% increments) payable in specified calendar quarters of the Deferral Year, or both.


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            (c)         A Participant's Deferral Election Form for the
                        Participant's Retainer Fee may specify either a Deferred Cash Benefit (in 10% increments of the deferred amount) or a Deferred Stock Benefit (in 10% increments of the deferred amount), or a combination thereof and for the Participant's Meeting Fees may specify a Deferred Cash Benefit (in 10% increments of the amount deferred) or a Deferred Stock Benefit (in 10% increments of the amount deferred), or a combination thereof.


            (d) If a Participant is a Director for more than one Company, the Participant's Deferral Election Form shall apply to all the Participant's Meeting Fees, Retainer Fees or Compensation (based on the percentages indicated by the Participant on the Deferral Election Form) payable to the Participant as a Director; provided that the Participant may, with the permission of the Committee, complete a separate Deferral Election Form covering such fees payable to the Participant as a Director from each such Company.

            (e) Except as provided in this subsection and in the situation described in subsection 13(b) of this Plan and subsections 6(c) and 7(c), a Participant may not elect to convert a Deferred Cash Benefit to a Deferred Stock Benefit or to convert a Deferred Stock Benefit to a Deferred Cash Benefit. If a Participant's election of a Deferred Stock Benefit is subject to the contingency described in subsection 13(b) of this Plan, the Participant may file a Deferred Cash Benefit/Deferred Stock Benefit Election Form for the affected Deferral Year (or part thereof) on or before the designated Election Date and elect to convert a Deferred Cash Benefit into a Deferred Stock Benefit as of the effective date of the Plan provision relating to Deferred Stock Benefits, determined under subsection 13(b).

            (f) Each Distribution Election Form is part of the Deferral Election Form on which it appears or to which it states that it is related. The Committee may allow a Participant to file one Distribution Election Form for all of the Participant's Deferred Cash Benefits, all of the Participant's Deferred Stock Benefits or all of the Participant's Deferred Benefits. The provisions of section 8(b) of this Plan apply to any Deferred Benefit under this Plan if there is no operative Distribution Election Form for that Deferred Benefit.

            (g) If it does so before the last business day of the Deferral Year, the Committee may reject any Deferral Election Form or any Distribution Election Form or both, and the Committee is not required to state a reason for any rejection. The Committee may modify any Distribution Election Form at any time to the extent necessary to comply with any federal securities laws or regulations. However, the Committee's rejection of any Deferral Election Form or any Distribution Election Form or the Committee's modification of any Distribution Election Form must be based upon action taken without regard to any vote of the Director whose Deferral Election Form or Distribution Election Form is under consideration, and the Committee's rejections must be made on a uniform basis with respect to similarly situated Directors. If the Committee rejects a Deferral Election Form, the Director must be paid the amounts that the Director would then have been entitled to receive if the Director had not submitted the rejected Deferral Election Form.


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            (h)         A Director may not revoke a Deferral Election Form or a
                        Distribution Election Form after the Deferral Year begins. Any revocation before the beginning of the Deferral Year is the same as a failure to submit a Deferral Election Form or a Distribution Election Form. Any writing signed by a Participant expressing an intention to revoke a Deferral Election Form or a related Distribution Election Form and delivered to a member of the Committee before the close of business on the relevant Election Date is a revocation.

5. EFFECT OF NO ELECTION. A Director who has not submitted a valid Deferral Election Form to the Committee on or before the relevant Election Date may not defer any part of the Director's Compensation for the Deferral Year under this Plan. The Deferred Benefit of a Director who submits a valid Deferral Election Form but fails to submit a valid Distribution Election Form for that Deferred Benefit before the relevant Election Date or who otherwise has no valid Distribution Election Form for that Deferred Benefit is governed by section 8(b).

6.          DEFERRED CASH BENEFITS.

            (a) Deferred Cash Benefits will be set up in a Deferred Cash Account for each Participant and credited with interest at rates determined by the Committee. Deferred Cash Benefits are credited to the applicable Participant's Deferred Cash Account as of the day they would have been paid but for the deferral or, in the case of an Unrestricted Participant's transfer of an amount from the Unrestricted Participant's Deferred Stock Account pursuant to subsection 7(c), the date that the Unrestricted Participant's written transfer direction is received by the Committee or its designate. Interest is credited on the first day of each month based on the Deferred Cash Account balance at the end of the preceding day.

            (b) Interest will be credited to Deferred Cash Accounts based on average three- month United States Treasury Bill rates (equivalent yield, not discount yield) as published by the Federal Reserve Board. The applicable rate for each month will be determined on the last business day of the previous month. Those interest rates will apply prospectively for all current and future Deferred Cash Account balances until the basis on which interest is determined is changed by the Committee. Interest credits are accrued monthly on accumulated Deferred Cash Accounts. Interest is accrued through the end of the month preceding the month of distribution of a Deferred Cash Benefit.

            (c) If a Participant elects under the second sentence of subsection 4(e) of this Plan to convert a Deferred Cash Benefit into a Deferred Stock Benefit, the Participant's Deferred Cash Account will be converted to a Deferred Stock Account governed by section 7 of this Plan as of the date the Plan's provisions relating to Deferred Stock Benefits become effective for purposes of the Participant's election. In addition, once during each calendar year an Unrestricted Participant may transfer all or part (in 10% increments) of the Unrestricted Participant's Deferred Cash Account to the Unrestricted Participant's Deferred Stock Account.


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7.          DEFERRED STOCK BENEFITS. Subject to subsection 13(b) of this Plan, electing Participants' Deferred Stock Benefits are governed by this section.

            (a) Deferred Stock Benefits will be set up in a Deferred Stock Account for each electing Participant and credited with earnings at rates determined by the Committee. A Deferred Stock Benefit attributable to a Retainer Fee is credited to the Participant's Deferred Stock Account on the last day of each calendar quarter of the Deferral Year. A Deferred Stock Benefit attributable to a Meeting Fee is credited to the Participant's Deferred Stock Account on the last day of the month in which a meeting occurs. A Deferred Stock Benefit attributable to an Unrestricted Participant's transfer of an amount from the Unrestricted Participant's Deferred Cash Account to the Unrestricted Participant's Deferred Stock Account pursuant to subsection 7(c), the transferred amount is credited to the Participant's Deferred Stock Account on the date that the Unrestricted Participant's written transfer direction is received by the Committee or its designate.

            (b) Rates established by the Committee as the basis for additional credits to Deferred Stock Accounts will be variable rates equal to the value of dividends paid on Dominion common stock when the additional credit is made. The value of a Deferred Stock Account at any relevant time equals the value of the shares of Dominion common stock as if the Compensation deferred by the Participant under the Plan and any additional credits under this subsection had been used to purchase Dominion common stock on the date those amounts were credited to the Deferred Stock Account. Additional credits are credited on the last day of each calendar quarter on accumulated Deferred Stock Accounts. Additional credits are accrued through the end of the year preceding the year of distribution of a Deferred Stock Benefit.

            (c) Once during each calendar year an Unrestricted Participant may transfer all or part (in 10% increments) of the Unrestricted Participant's Deferred Stock Account to the Unrestricted Participant's Deferred Cash Account.

            (d) If a trust is established under subsections 10(b) and 13(c) of this Plan, an electing Participant may instruct the trustee under the governing trust agreement how to vote shares of Dominion common stock allocated to that Participant's separate account under the trust according to this subsec tion and provisions of the governing trust agreement. Before each annual or special meeting of the Dominion shareholders, the trustee under the governing trust agreement must furnish each Participant with a copy of the proxy solicitation and other relevant material for the meeting as furnished to the trustee by Dominion, and a form addressed to the trustee requesting the Participant's confidential instructions on how to vote shares of Dominion common stock allocated to that Participant's account as of the valuation date established under the governing trust agreement preceding the record date. Upon receipt of those instructions, the trustee under the governing trust agreement must vote such stock as instructed.


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8.          DISTRIBUTION OF DEFERRED BENEFITS.

            (a) According to a Participant's Distribution Election Form, but subject to Plan subsection 4(g), a Deferred Cash Benefit must be distributed in cash. According to a Participant's Distribution Election Form, but subject to Plan subsection 4(g), a Deferred Stock Benefit must be distributed in shares of Dominion common stock equal in value to the value of the Participant's Deferred Stock Account on the last day of the month preceding the month of distribution. However, cash must be paid in lieu of fractional shares of Dominion common stock otherwise distributable. According to the procedures of Plan subsection 4(g), the Committee may modify any Participant's Distribution Election Form to prevent any distribution of Dominion common stock to pay a Deferred Stock Benefit if the total number of shares of such stock distributed under this Plan after such distribution would exceed 100,000 shares times the number of Participants in the Plan on the relevant date.

            (b) Except for distributions triggered by a Participant's disability, Deferred Benefits will be paid in a lump sum unless the Participant's Distribution Election Form specifies installment payments over 10 years. For a Deferred Cash Benefit payable in installments, interest credits under Plan subsection 6(b) continue to accrue on the unpaid balance of a Deferred Cash Account. For a Deferred Stock Benefit payable in installments, additional credits under Plan subsection 7(b) do not accrue on the unpaid balance of a Deferred Stock Account after the year preceding the year in which payments begin. Instead, any additional credits that would have been credited to a Deferred Stock Account are payable to the applicable Participant in cash on the date that they would otherwise have been credited.

                        If a Participant Terminates as a result of disability, Deferred Benefits will be paid to such Participant in installment payments over a period of 10 years commencing on the date the Participant's disability is certified by the Committee unless the Committee, in its sole discretion, approves a longer or shorter payment period. If, after the Participant's Termination as a result of disability, such Participant recovers before the balance of the Participant's Deferred Cash and Deferred Stock Accounts under the Plan are exhausted, the Participant's distributions will be discontinued and any remaining Deferred Benefits under the Plan will be governed by the provisions of this section and the Participant's Distribution Election Forms.

                        Unless otherwise specified in a Participant's Distribution Election Form, any lump sum payment will be paid or installment payments will begin to be paid on the February 15 of the year after the Participant's sixty-fifth birthday or on the February 15 of the year after the Participant's Termination, if earlier. For distributions that would automatically be caused under the preceding sentence by a Participant's Termination (other than by death or disability) or for distributions that would otherwise automatically begin because a Participant reaches age sixty-five, the Participant may elect on his Distribution Election Form that payments are to begin

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                                    (i) on the February 15 following the
                        Participant's Termination, without regard to the Participant's age; or

                                    (ii) on the February 15 following the
                        Participant's Termination and the Participant's attainment of a specified age; or

                                    (iii) even if the Participant does not
                        Terminate, on the February 15 following attainment of a specified age.

                        For purposes of these distribution election alternatives, the specified age must be not less than the Participant's age two years from the Election Date pertaining to the applicable Deferral Year and not greater than the age at which there are no earnings limitations in order to receive full social security benefits (currently age 70). With the consent of the Committee (which shall be given or withheld in its sole discretion), an Unrestricted Participant may amend the Unrestricted Participant's Distribution Election Form to accelerate or postpone the commencement of benefits if
                        (i) in the case of a postponed distribution, the amendment is approved by the Committee before the calendar year in which benefit payments are scheduled to begin and (ii) in the case of a postponed or accelerated distribution, the amended payment date conforms to the requirements of the Plan.

            (c) Deferred Benefits may not be assigned by a Participant or Beneficiary. A Participant may use only one Beneficiary Designation Form to designate one or more Beneficiaries for all of the Participant's Deferred Benefits under the Plan; such designations are revocable. Each Beneficiary will receive the Beneficiary's portion of the Participant's Deferred Cash Account and Deferred Stock Account on February 15 of the year following the Participant's death unless the Beneficiary's request for accelerated payment is approved at the Committee's discretion under section 10 of this Plan or unless the Beneficiary's request for a different distribution schedule is received before distributions begin and is approved at the Committee's discretion. The Committee may insist that multiple Beneficiaries agree upon a single distribution method.

            (d) Any Dominion common stock distributed pursuant to the Plan shall have been acquired by an "agent independent of the issuer" (i.e., the Company) within the meaning of 17 CFR 240.10b-18, as such regulation is in effect on April 19, 1985. Such acquisitions may be effected in all cases on the open market or, in the event that the Company makes available newly issued common stock, directly from the Company, provided that such common stock has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or any successor thereto at the time such purchase is made or an exemption from such registration requirement is, in the opinion of counsel to the Company, available.


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9.          HARDSHIP DISTRIBUTIONS.

            (a) At its sole discretion and at the request of a Participant before or after the Participant's Termination, or at the request of any of the Participant's Beneficiaries after the Participant's death, the Committee may accelerate and pay all or part of any amount attributable to a Participant's Deferred Benefits under this Plan. Except as provided in Plan subsection 8(b), accelerated distributions may be allowed only in the event of a financial emergency beyond the Participant's or Beneficiary's control and only if disallowance of a distribution would create a severe hardship for the Participant or Beneficiary. An accelerated distribution must be limited to the amount determined by the Committee to be necessary to satisfy the financial emergency.

            (b) For purposes of an accelerated distribution of a Deferred Stock Benefit under this section, the Deferred Stock Benefit's value is determined by the value of the Deferred Stock Account at the time of the distribution.

            (c) Only cash distributions are permitted under this section. Distributions under this section must first be made from the Participant's Deferred Cash Account before accelerating the distribution of any amount attributable to a Deferred Stock Benefit.

            (d) A distribution under this section is in lieu of that portion of the Deferred Benefit that would have been paid otherwise. A Deferred Cash Benefit is adjusted for a distribution under this section by reducing the Participant's Deferred Cash Account balance by the amount of the distribution. A Deferred Stock Benefit is adjusted for a distribution under this section by reducing the value of the Participant's Deferred Stock Account by the amount of the distribution.

10.         COMPANY'S OBLIGATION.

            (a) The Plan is unfunded. A Deferred Benefit is at all times a mere contractual obligation of the Company. A Participant and the Participant's Beneficiaries have no right, title, or interest in the Deferred Benefits or any claim against them. Except according to Plan subsections 10(b) and 13(c), the Company will not segregate any funds or assets for Deferred Benefits nor issue any notes or security for the payment of any Deferred Benefit.

            (b) Subject to Plan subsection 13(c), the Company may establish a grantor trust and transfer to that trust shares of Dominion common stock or other assets. Trust assets must be invested primarily in Dominion common stock for the purpose of measuring the value of Deferred Stock Accounts under the Plan to be distributed as Deferred Stock Benefits in the form of Dominion common stock, plus cash in lieu of fractional shares. The governing trust agreement must require a separate account to be established for each electing Participant. The governing trust agreement must also require that all Company assets held in trust remain at all times subject to the Company's judgment creditors.

11. CONTROL BY PARTICIPANT. A Participant has no control over Deferred Benefits except according to the Participant's Deferral Election Forms, Distribution Election Forms, and Beneficiary Designation Forms.


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12.         CLAIMS AGAINST PARTICIPANT'S BENEFITS. A Deferred Cash Account and a
            Deferred Stock Account relating to a Participant under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. Deferred Benefits are not subject to attachment or legal process for a Participant's debts or other obligations. Nothing contained in this Plan gives any Participant any interest, lien, or claim against any specific asset of the Company. A Participant or the Participant's Beneficiary has no rights other than as a general creditor.

13. AMENDMENT OR TERMINATION. Except as otherwise provided in this section, this Plan may be altered, amended, suspended, or terminated at any time as to Dominion, Virginia Electric and Power Company, or any Company that has adopted the Plan (pursuant to Plan subsection 2(e)) by that entity's Board.

            (a) The Plan shall be operated according to its terms (as amended periodically) and as directed by the Committee until it is effective. Once the Plan is effective, the Board of Dominion, Virginia Electric and Power Company, or any Company that has adopted the Plan (pursuant to Plan subsection 2(e)) may alter, amend, suspend, or terminate this Plan at any time as it relates to its Directors. However, except for a termination of the Plan caused by the determination of the applicable Board that the laws upon which the Plan is based have changed in a manner that negates the Plan's objectives, that Board may not alter, amend, suspend, or terminate this Plan without the majority consent of all Directors who are Participants if that action would result either in a distribution of all Deferred Benefits in any manner other than as provided in this Plan or that would result in immediate taxation of Deferred Benefits to Participants. Notwithstanding the preceding sentence, if any amendment to the Plan, subsequent to the date the Plan becomes effective, adversely affects Deferred Benefits elected hereunder, after the effective date of any such amendment, and the Internal Revenue Service declines to rule favorably on any such amendment or to rule favorably only if the applicable Board makes amendments to the Plan not acceptable to such Board, the Board of each Company, in its sole discretion, may accelerate the distribution of part or all amounts attributable to affected Deferred Benefits due its Directors hereunder.

            (b) This subsection applies if shareholder approval is required for any or all elections by a Company's participating Directors of Deferred Stock Benefits under the Plan. Despite Plan subsection 13(a), Plan subsection 10(b) and all provisions of this Plan relating to Deferred Stock Benefits as to a designated Participant are effective only on the first day of the month following the month in which (i) a sufficient majority of the appropriate entity's shareholders, determined under applicable federal and state laws, approves those Plan provisions as to that designated Participant; or (ii) counsel selected by the Company determines that such approval is unnecessary.

            (c) The Company may only contribute to a trustee under a trust agreement by transferring cash or assets with a fair market value equal to the value (determined at the nearest month end) of the related Deferred Stock Accounts if the trust agreement contains provisions sufficient (in the opinion of either the Internal Revenue Service or counsel selected by the Company) to allow the Participants to defer income taxation on Deferred Stock Benefits until they are distributed according to this Plan and provisions sufficient (in the opinion of counsel selected by the Company) to exempt the Plan and the trust from sections 10(b) and 16(b) of the Securities Exchange Act of 1934 and applicable rules and regulations. If the Internal Revenue Service refuses to give the required opinion on such a trust, and if counsel selected by the Company is the opinion that no such trust can be created, Plan subsection 10(b) and all provisions of this Plan relating to Deferred Stock Benefits will not become effective.

14. NOTICES. Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at such person's last known business address.

15. WAIVER. The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

16. CONSTRUCTION. This Plan is created, adopted, and maintained according to the laws of Virginia (except its choice-of-law rules). It is governed by those laws in all respects. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or not enforceable, that fact in no way affects the validity or enforceability of any other provision. Use of the one gender includes all, and the singular and plural include each other.

17.         CORPORATE AND COMMITTEE ACTIONS AND RESPONSIBILITIES. Each
            Company shall be solely responsible for the Plan as it relates to its Directors. Each Committee has delegated certain administrative determinations under the Plan that do not affect individuals' participation or awards. Notwithstanding any other provision of this Plan, the issuance of Dominion common stock in settlement of a Deferred Stock Benefit shall be subject to the approval of Dominion's Board which approval is evidenced by its adoption of this Plan.